EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Nationwide Health Properties, Inc. of our report dated February 9, 2007, with respect to the consolidated financial statements and schedule of Nationwide Health Properties, Inc., included in the 2006 Annual Report to Shareholders of Nationwide Health Properties, Inc.

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-127366) of Nationwide Health Properties, Inc.,

(2)	Registration Statement (Form S-3 No. 333-106730) of Nationwide Health Properties, Inc.,

(3)	Registration Statement (Form S-3 No. 333-105806) of Nationwide Health Properties, Inc.,

(4)	Registration Statement (Form S-8 No. 333-125908) pertaining to the securities to be offered under the performance incentive plan of Nationwide Health Properties, Inc.,

(5)	Registration Statement (Form S-8 No. 333-20589) pertaining to the securities to be offered under the stock option plan of Nationwide Health Properties, Inc.,

(6)	Registration Statement (Form S-8 No. 33-35276) pertaining to the securities to be offered under the stock option plan of Nationwide Health Properties, Inc.;

of our report dated February 9, 2007, with respect to the consolidated financial statements and schedule of Nationwide Health Properties, Inc. incorporated herein by reference, and our report dated February 9, 2007, with respect to Nationwide Health Properties, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Nationwide Health Properties, Inc., included in this Annual Report (Form 10-K) of Nationwide Health Properties, Inc.

/s/ ERNST & YOUNG LLP

Irvine, California

February 9, 2007